UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 21, 2022

SHINECO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37776	52-2175898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 3310, North Tower, Zhengda Center, No. 20, Jinhe East Road, Chaoyang District Beijing, People’s Republic of China	100020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (+86) 10-59246103

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SISI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the special meeting of stockholders of Shineco, Inc. (the “Company”) held on July 21, 2022, the Company’s stockholders voted on the matters described below.

1.	To approve the offer and sale of up to 2,354,500 shares of its common stock (the “Offering”), par value $0.001 per share (the “Common Stock”), at the purchase price of $2.12 per share pursuant to the terms of a securities purchase agreement (the “Purchase Agreement”) dated as of June 13, 2022. The number of shares that voted for, against, and abstain/withheld from voting for this proposal is summarized in the table below:

Votes For	Votes Against	Votes Abstain/Withheld

6,173,132	3,998	22

2.	To approve the 2022 Equity Incentive Plan. The number of shares that voted for, against, and abstain/withheld from voting for this proposal is summarized in the table below:

Votes For	Votes Against	Votes Abstain/Withheld

6,169,122	7,974	0

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	2022 Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 25, 2022

SHINECO, INC.

By:	/s/ Jennifer Zhan
Name:	Jennifer Zhan
Title:	Chief Executive Officer